                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) October 28, 2009

                     ANGELES INCOME PROPERTIES, LTD. 6

           (Exact name of Registrant as specified in its charter)

California	0-16210	95-4106139
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. 6, a California limited partnership (the “Registrant”), owns a 99% interest in Lazy Hollow Partners, a California general partnership (the “Partnership”).  The Partnership owns Lazy Hollow Apartments (“Lazy Hollow”), a 178-unit apartment complex located in Columbia, Maryland.  As previously disclosed, on September 25, 2009, the Partnership and eight other entities (together the “Selling Entities”) that collectively own nine apartment complexes containing an aggregate of 2,393 units entered into a Purchase and Sale Contract (the “Purchase Contract”) with a third party, Standard Portfolios LLC, a Delaware limited liability company (the “Purchaser”), to sell nine apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Entities to the Purchaser for a total sales price of $156,097,000, $17,510,000 of which will be allocated to Lazy Hollow. Each of the Selling Entities is affiliated with the Partnership and the General Partner of the Registrant.

On October 28, 2009, the Partnership and the Purchaser entered into a First Amendment to the Purchase and Sale Contract (the “First Amendment”) pursuant to which four properties (the “Removed Properties”) were each removed as a property to be sold under the Purchase Contract.  Approximately $1,281,000 of the initial deposit amount (the “Initial Deposit”) was released to the Purchaser.

PURCHASE PRICE. The total sales price for the four remaining properties is $76,096,000, $17,510,000 of which continues to be allocated to Lazy Hollow.

DEPOSITS.   The Initial Deposit of $2,500,000 was reduced to approximately $1,219,000, approximately $280,000 of which is allocated to Lazy Hollow.  An additional deposit of $700,000 was reduced to approximately $341,000, approximately $78,500 of which is allocated to Lazy Hollow.

EXPIRATION OF FEASIBILITY PERIOD.  The Selling Entities and the Purchaser agreed that the Purchaser will have the right on or before November 16, 2009, the expiration of the feasiblity period, (i) to terminate the Purchase Contract in its entirety with respect to all Properties, (ii) to terminate the Purchase Contract in part with respect to Lazy Hollow and Chimneys of Cradlerock only, or (iii) to terminate the Purchase Contract in part with respect to Woods of Inverness, Parktown Townhouse and Westway Village only.  The applicable share of the Initial Deposit for a timely terminated Property will be returned to the Purchaser upon such a termination.

LOAN CONTINGENCY.   The Partnership and one other selling entity agreed to make two seller financing loans to the Purchaser at the closing in the aggregate amount of $1,750,000 (the “Seller Loan”), $1,250,000 of which will be loaned by the Partnership.  Each Seller Loan will be secured by a second or third deed of trust on the applicable Property.  The Purchaser agreed to obtain consent of the senior lenders of Lazy Hollow and to reach agreement with the senior lenders on the terms of an intercreditor agreement.  If the senior lenders do not provide consent to the Seller Loans or the Partnership and the senior lenders fail to agree on the terms of an intercreditor agreement, then the Partnership, may elect not to make the Seller Loan.  In such an event, the Purchaser may, within five business days of the expiration of the feasibility period, terminate the Purchase Contract with respect to Lazy Hollow by delivering a written notice to the Partnership.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.41       First Amendment to Purchase and Sale Contract between Lazy Hollow Partners, a California general partnership, and the affiliated Selling Entities and Standard Portfolios LLC, a Delaware limited liability company, dated October 28, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. 6

By:   Angeles Realty Corporation II

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: November 3, 2009